Exhibit 10.2

EXECUTION VERSION

ASSIGNMENT AND AMENDING AGREEMENT FOR

SHAREHOLDER AGREEMENT

This Assignment and Amending Agreement dated October 1, 2015 (this “Agreement”) is made by and among Genworth MI Canada Inc., a corporation existing under the laws of Canada (“Genworth Canada”), Brookfield Life Assurance Company Limited, a company existing under the laws of Bermuda (“Brookfield”), Genworth Holdings, Inc., a corporation existing under the laws of the State of Delaware (“Genworth Holdings”), Genworth Financial, Inc., a corporation existing under the laws of the State of Delaware (“Genworth Financial”), Genworth Mortgage Insurance Corporation, a corporation existing under the laws of the State of North Carolina (“GMICO”), Genworth Mortgage Insurance Corporation of North Carolina, a corporation existing under the laws of the State of North Carolina (“GMIC NC”) and Genworth Financial International Holdings, LLC, a limited liability company existing under the laws of the State of Delaware (“GFIH”).

RECITALS

A.	Genworth Canada, Brookfield, Genworth Holdings, Genworth Financial, GMICO (including as successor in interest to Genworth Residential Mortgage Assurance Corporation) and GMIC NC are parties to a Shareholder Agreement dated July 7, 2009, as amended April 1, 2013 (the “Shareholder Agreement”).

B.	Pursuant to Section 7.06 of the Shareholder Agreement, any member of the Genworth Financial Group may assign the Shareholder Agreement to any other member of the Genworth Financial Group to whom Common Shares or the Special Share of Genworth Canada are transferred and who agrees to become party to and bound by the Shareholder Agreement.

C.	GFIH is a member of the Genworth Financial Group.

D.	Pursuant to a resolution of the board of directors of Brookfield dated September 24, 2015, Brookfield has declared a distribution payable to GFIH in the form of 37,295,251 Common Shares and the Special Share (collectively, the “Transferred Shares”), being all of the shares of Genworth Canada held by Brookfield.

E.	The Transferred Shares will be distributed by Brookfield to GFIH effective as of the date hereof.

F.	Genworth Financial will undertake an internal reorganization pursuant to which Brookfield will be wound-up and dissolved.

G.	Brookfield wishes to assign its rights and obligations under the Shareholder Agreement to GFIH in respect of the Transferred Shares pursuant to Section 7.06 of the Shareholder Agreement concurrently with the distribution of the Transferred Shares by Brookfield to GFIH.

H.	Capitalized terms not defined herein (including the Recitals hereto) have the meaning assigned thereto in the Shareholder Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Assignment of Shareholder Agreement. Pursuant to Section 7.06 of the Shareholder Agreement, Brookfield hereby assigns to GFIH all of its rights and obligations under the Shareholder Agreement upon its distribution of the Transferred Shares to GFIH, whereupon GFIH shall become an Applicable GNW Shareholder in respect of the Transferred Shares.

2.	Assumption of Shareholder Agreement. GFIH covenants and agrees to be bound by all of the terms and conditions of the Shareholder Agreement with respect to the Transferred Shares as if it was an original signatory thereto as an Applicable GNW Shareholder, including agreeing to transfer the Special Share to Genworth Holdings or another member of the Genworth Financial Group immediately prior to GFIH ceasing to be a member of the Genworth Financial Group.

3.	Acknowledgement of Genworth Canada. Genworth Canada acknowledges the assignment and transfer by Brookfield to GFIH, and the assumption by GFIH, of the rights and obligations of Brookfield under the Shareholder Agreement with respect to the Transferred Shares as set forth in this Agreement.

4.	Notices. GFIH acknowledges that for the purposes of Section 7.03 of the Shareholder Agreement, all notices, requests, claims, demands and other communications shall be given or made to:

Genworth Financial International Holdings, LLC

6620 West Broad Street, Building 1

Richmond, VA 23230

Attention: Secretary

Phone: (804) 662-2560

Fax: (804) 662-2414

5.	Amendment to the Shareholder Agreement. The Shareholder Agreement is hereby amended by deleting Brookfield’s address for notices, requests, claims, demands and other communications in Section 7.03 of the Shareholder Agreement.

6.	Removal as Party. Following the effectiveness of the distribution of the Transferred Shares by Brookfield to GFIH, Brookfield will cease to be a party to the Shareholder Agreement.

7.	Authority. Each of the parties hereto represents to the other that: (i) it has the corporate (or other organizational) power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate (or other organizational) action and no such further action is required, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with the terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

8.	Part of Shareholder Agreement. This Agreement shall be deemed to form part of the Shareholder Agreement.

9.	Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario irrespective of the choice of laws principles.

10.	Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENWORTH MI CANADA INC.

Per:	/s/ Philip Mayers	/s/Stuart Levings
Name:	Philip Mayers	Stuart Levings
Title:	SVP & CFO	President & CEO

BROOKFIELD LIFE ASSURANCE COMPANY LIMITED

Per:	/s/ Richard J. Oelhafen, Jr.
Name:	Richard J. Oelhafen, Jr.
Title:	Vice President

GENWORTH HOLDINGS, INC.

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Executive Vice President & General Counsel

GENWORTH FINANCIAL, INC.

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Executive Vice President & General Counsel

GENWORTH MORTGAGE INSURANCE CORPORATION

Per:	/s/ Peter A. Kolbe
Name:	Peter A. Kolbe
Title:	Vice President

GENWORTH MORTGAGE INSURANCE CORPORATION OF NORTH CAROLINA

Per:	/s/ Peter A. Kolbe
Name:	Peter A. Kolbe
Title:	Vice President

GENWORTH FINANCIAL INTERNATIONAL HOLDINGS, LLC

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Vice President & Secretary